Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Cathy O’Callaghan, President and Chief Executive Officer of Ford Motor Credit Company LLC (the “Company”), hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, that to my knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2026	/s/ Cathy O’Callaghan
Cathy O’Callaghan
President and Chief Executive Officer